                      Amendment to Participation Agreement

First Allmerica Financial Life Insurance Company, Variable Insurance Products Fund and Fidelity Distributors Corporation, hereby amend their Participation Agreement, dated February 18, 1994 and as subsequently amended, by replacing section 2.5 in its entirety with the following:

            2.5. (a) With respect to Initial Class shares, the Fund currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise, although it may make such payments in the future. The Fund has adopted a "no fee" or "defensive" Rule 12b-1 Plan under which it makes no payments for distribution expenses. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, the Fund undertakes to have a board of trustees, a majority of whom are not interested persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

                 (b) With respect to Service Class shares and Service Class 2 shares, the Fund has adopted Rule 12b-1 Plans under which it makes payments to finance distribution expenses. The Fund represents and warrants that it has a board of trustees, a majority of whom are not interested persons of the Fund, which has formulated and approved each of its Rule 12b-1 Plans to finance distribution expenses of the Fund and that any changes to the Fund's Rule 12b-1 Plans will be approved by a similarly constituted board of trustees.

IN WITNESS WHEREOF, each party has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of March 29, 2000.

FIRST ALLMERICA FINANCIAL LIFE
INSURANCE COMPANY                          VARIABLE INSURANCE PRODUCTS FUND


By:  /s/ Richard M Reilly                  By:   /s/ Robert C. Pozen
Name: Richard M Reilly                     Name: Robert C. Pozen
Title:    President                        Title:    Senior Vice President

                                           FIDELITY DISTRIBUTORS CORPORATION


                                           By:    /s/ Kevin J. Kelly
                                           Name: Kevin J. Kelly
                                           Title:    Vice President

                    Amendment to the Participation Agreement
                                      Among
                        Variable Insurance Products Fund
                        Fidelity Distributors Corporation
                                       and
                First Allmerica Financial Life Insurance Company

Whereas, First Allmerica Financial Life Insurance Company, Variable Insurance Products Fund, and Fidelity Distributors Corporation entered into a Participation Agreement on February 18, 1994 ("Participation Agreement"); and

WHEREAS, the parties desire to amend the Participation Agreement and restate in its entirety Schedule A by mutual written consent;

Now, therefore, the parties do hereby agree:

1. "State Mutual Life Assurance Company of America" is hereby replaced with "First Allmerica Financial Life Insurance Company."

2. To amend and update Schedule A to the Participation Agreement by adopting the attached Schedule A, dated November 13, 1998, and by substituting the attached Schedule A for and any all prior amendments to Schedule A, as may have been adopted from time-to-time.

All terms and conditions of the Participation Agreement and Schedule thereto shall continue in full force and effect except as modified hereby.

In witness whereof, each of the parties has caused this agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified below.

FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY

By:      /s/ Richard M. Reilly

Name:    Richard M. Reilly
Title:   President

Date:    May 1, 1999

VARIABLE INSURANCE PRODUCTS FUND                  FIDELITY DISTRIBUTORS
                                                  CORPORATION

By:    /s/ Robert C. Pozen                 By:    /s/ Kevin J. Kelly
Name:  Robert C. Pozen                     Name:  Kevin J. Kelly
Title: Senior Vice President               Title: Vice President

Date:  3/9/99                              Date   3/4/99

                    FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY

      Amended Schedule A to Participation Agreement Dated February 18, 1994 (Products funded by Portfolios of Variable Insurance Products Fund as of 1/1/99)

SEPARATE ACCOUNT*              PRODUCT NAME                   REGISTRATION.             EFFECTIVE DATE
----------------               ------------                   -------------             --------------
VEL II                         VEL >93                        33-71056                  3/15/94
(Variable Life)                Policy Form 1018.1-94          811-8130


Inheiritage                    Inheiritage                    33-74184                  3/15/94
(Variable Life)                Policy Form 1026.1-94          811-8304


Group VEL                      Group VEL                      333-06383
(Variable Life)                Policy Form 1029.1-94          811-7663

VA-K                           ExecAnnuity Plus               33-71052                  3/15/94
(Annuity)                      Policy Form A3018-94           811-8814


Separate Account I             Group IRA                      33-47858                  10/9/92
(Annuity)                      Policy Forms                   811-8814
                                 GA-IRA-2.00-92
                                 GAC-IRA-2.00-92

Allmerica Select               Select Resource                33-71058                  3/15/94
(Annuity)                      Policy Form                    811-8116
                                 A3020-94 GRC
                               Select Charter                 333-63087
                               Policy Form                    811-8116
                                 A3027-98


* The establishment of the Separate Accounts was authorized by vote of the Board of Directors dated August 21, 1991